Exhibit 99.2

How tomorrow moves

CSX CORPORATION

# CSX QUARTERLY FINANCIAL REPORT

## THIRD QUARTER 2007

CSX Reports Strong Third Quarter Earnings
 Surface Transportation Highlights:
·     Double-digit gains in operating income
·     Operating ratio improves on higher productivity and efficiency
·     Strong safety and customer service performance

Jacksonville, Florida (Oct. 16, 2007) – CSX Corporation [NYSE: CSX] today reported third quarter 2007 net earnings of $407 million, or 91 cents per share, including 24 cents per share from discontinued operations.  In the same quarter last year, the company reported earnings of $328 million, or 71 cents per share, including 17 cents per share from insurance gains and the resolution of certain tax matters.  On a comparable basis, excluding these items, earnings per share from continuing operations increased 24 percent on a year-over-year basis.  (See table below for reconciliation of quarter items to reported numbers.)

“Our core earning power continues to improve in a more challenging transportation environment,” said Michael Ward, chairman, president and CEO.  “The CSX team delivered exceptional levels of safety and service for our customers and excellent third quarter results that build on the superior value we have delivered for our shareholders over the last three years.”

Third quarter revenues were $2.5 billion, a 3 percent increase over the third quarter of 2006. This increase was driven by an 8 percent improvement in revenue per unit, more than offsetting the 4 percent decline in volume.

The company’s Surface Transportation businesses recorded third quarter operating income of $552 million versus $489 million in the same quarter last year.  Both quarters included insurance recoveries of $1 million and $15 million, respectively. On a comparable basis, excluding the insurance recoveries, operating income rose 16 percent on a year-over-year basis.

Continued improvements in safety, service and productivity combined to help improve the company’s operating ratio to 78 percent for the quarter. This represents a 240 basis point improvement on a comparable basis from the same period last year.

“With our financial results improving on a sustained basis, we are targeting nearly $5 billion of investment in our transportation network over the next three years,” said Ward.  “These investments will position us to meet the pressing transportation needs of our nation in a way that reduces highway congestion and supports the environment.  When we do this, we create long-term value for shareholders, and that value is enhanced in the near term when we return capital through dividends and repurchases.  This balanced approach to value creation is serving our shareholders very well.”

Table of Contents	The accompanying unaudited	CSX CORPORATION	CONTACTS:
	financial information should be	500 Water Street
	read in conjunction with the	15th Floor, C900	INVESTOR RELATIONS
Consolidated Financial Statements……........….p. 3	Company’s most recent	Jacksonville, FL	David Baggs
Surface Transportation Information……............p. 7	Annual Report on Form 10-K,	32202	(904) 359-4812
Other Information…………………..………….....p.12	Quarterly Reports on Form	http://www.csx.com	MEDIA
	10-Q, and any Current		Garrick Francis
	Reports on Form 8-K		(904) 359-1708

GAAP RECONCILIATION [1]
(Dollars in millions, except per share amounts)
	Third Quarter
	2007	2006	Improvement
Surface Transportation Operating Income	$ 552	$ 489
Less Gain on Insurance Recoveries	(1)	(15)
Comparable Surface Transportation Operating Income	$ 551	$ 474	16%

EPS	$ 0.91	$ 0.71
Less Discontinued Operations	(0.24)	-
Less Gain on Insurance Recoveries After Tax	-	(0.02)
Less Income Tax Benefits	-	(0.15)
			24%
Comparable EPS from Continuing Operations	$ 0.67	$ 0.54
CSX Corporation, based in Jacksonville, Fla., is a leading transportation company providing rail, intermodal and rail-to-truck transload services. The company’s transportation network spans approximately 21,000 miles with service to 23 eastern states and the District of Columbia, and connects to more than 70 ocean, river and lake ports.

This earnings announcement, as well as a package of detailed financial information, is contained in the CSX Quarterly Financial Report available on the company's Web site at www.csx.com in the Investors section and on Form 8-K with the Securities and Exchange Commission (SEC).

CSX executives will conduct a quarterly earnings conference call with the investment community on October 17, 2007 at 8:30 a.m. ET. Investors, media and the public may listen to the conference call by dialing 888-327-6279 (888-EARN-CSX) and asking for the CSX earnings call. (Callers outside the U.S., dial 773-756-0199). Participants should dial in 10 minutes prior to the call.

A webcast of the live conference call will be available at www.csx.com in the Investors section. Following the earnings call, an internet replay of the presentation will be available. In addition, the replay will be available for download to a portable audio player or computer as an MP3 - or podcast - file. Both the replay and MP3 file can be found at www.csx.com in the Investors section and will be archived on the site for at least 30 days following the call for those unable to listen in real time.
###

GAAP Reconciliation1

CSX reports its financial results in accordance with generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP financial measures used to manage the company’s business that fall within the meaning of Regulation G (Disclosure of Non-GAAP Financial Measures) by the Securities and Exchange Commission may provide users of the financial information with additional meaningful comparisons to prior reported results.

In press releases and presentation slides for stock analysts, CSX has provided Surface Transportation operating income and earnings per share adjusted for certain items, which are non-GAAP financial measures. The company’s management evaluates its business and makes certain operating decisions (e.g., budgeting, forecasting, employee compensation, asset management and resource allocation) using these adjusted numbers.

Likewise, this information facilitates comparisons to financial results that are directly associated with ongoing business operations as well as provides comparable historical information. Lastly, earnings forecasts prepared by stock analysts and other third parties generally exclude the effects of items that are difficult to predict or measure in advance and are not directly related to CSX’s ongoing operations. A reconciliation between GAAP and the non-GAAP measure is provided above. These non-GAAP measures should not be considered a substitute for GAAP measures.

Forward-looking statements

This press release and other statements by the company contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to, among other items: projections and estimates of earnings, revenues, cost-savings, expenses, or other financial items; statements of management’s plans, strategies and objectives for future operation, and management’s expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new products and services; and statements regarding future economic, industry or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “project,” ”estimate” and similar expressions. Forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise any forward-looking statement. If the company does update any forward-looking statement, no inference should be drawn that the company will make additional updates with respect to that statement or any other forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from that anticipated by these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include, among others: (i) the company’s success in implementing its financial and operational initiatives, (ii) changes in domestic or international economic or business conditions, including those affecting the rail industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; (iv) the inherent business risks associated with safety and security; and (v) the outcome of claims and litigation involving or affecting the company.

Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the company’s SEC reports, accessible on the SEC’s website at www.sec.gov and the company’s website at www.csx.com.

CSX Corporation
CONSOLIDATED STATEMENT OF EARNINGS (Unaudited)
(Dollars in Millions, Except Per Share Amounts)

		Quarters Ended			Nine Months Ended
		Sept. 28,	Sept. 29		Sept. 28,	Sept. 29
		2007	2006	$ Change	2007	2006	$ Change
Surface	Revenue	$ 2,501	$ 2,418	$ 83	$ 7,453	$ 7,170	$ 283
Transportation	Expense
	Labor and Fringe	746	736	(10)	2,219	2,169	(50)
	Materials, Supplies and Other	503	497	(6)	1,573	1,468	(105)
	Fuel	305	300	(5)	853	841	(12)
	Depreciation	220	213	(7)	662	640	(22)
	Equipment and Other Rents	116	135	19	346	391	45
	Inland Transportation	60	63	3	177	181	4
	Gain on Insurance Recoveries (Note a)	(1)	(15)	(14)	(19)	(141)	(122)
	Total Expense	1,949	1,929	(20)	5,811	5,549	(262)
	Surface Transportation Operating Income	552	489	63	1,642	1,621	21

	Other Operating Income	3	-	3	5	10	(5)
Consolidated	Consolidated Operating Income	555	489	66	1,647	1,631	16

	Other Income - Net	17	25	(8)	17	33	(16)
	Interest Expense	(102)	(97)	(5)	(302)	(293)	(9)
	Earnings From Continuing Operations
	Before Income Taxes	470	417	53	1,362	1,371	(9)

	Income Tax Expense (Note b)	(173)	(89)	(84)	(501)	(408)	(93)
	Earnings from Continuing Operations	297	328	(31)	861	963	(102)

	Discontinued Operations (Note c)	110	-	110	110	-	110
	Net Earnings	$ 407	$ 328	$ 79	$ 971	$ 963	$ 8

Earnings Per	Net Earnings Per Share, Assuming Dilution:
Common Share	From Continuing Operations	$ 0.67	$ 0.71	$ (0.04)	$ 1.89	$ 2.07	$ (0.18)
	Discontinued Operations	0.24	-	0.24	0.24	-	0.24
	Net Earnings	$ 0.91	$ 0.71	$ 0.20	$ 2.13	$ 2.07	$ 0.06

	Average Diluted Common Shares
	Outstanding (Thousands)	445,548	465,641		455,882	466,737

	Cash Dividends Paid Per Common Share	$ 0.15	$ 0.10		$ 0.39	$ 0.23

See accompanying Notes to Consolidated Financial Statements on page 6.

CSX Corporation
CONSOLIDATED BALANCE SHEET
(Dollars in Millions)
		(Unaudited)
		Sept. 28,	Dec. 29,
		2007	2006
Assets	Cash and Cash Equivalents	$ 660	$ 461
	Short-term Investments	576	439
	Accounts Receivable - Net	1,173	1,174
	Materials and Supplies	244	204
	Deferred Income Taxes	229	251
	Other Current Assets	98	143
	Total Current Assets	2,980	2,672

	Properties	28,569	27,715
	Accumulated Depreciation	(7,141)	(6,792)
	Properties - Net	21,428	20,923

	Investment in Conrail	624	607
	Affiliates and Other Companies	355	336
	Other Long-term Assets	218	591
	Total Assets	$ 25,605	$ 25,129

Liabilities and	Accounts Payable	$ 1,002	$ 974
Shareholders' Equity	Labor and Fringe Benefits Payable	480	495
	Casualty, Environmental and Other Reserves	241	253
	Current Maturities of Long-term Debt	230	592
	Short-term Debt	5	8
	Income and Other Taxes Payable	109	114
	Other Current Liabilities	101	86
	Total Current Liabilities	2,168	2,522

	Casualty, Environmental and Other Reserves	666	668
	Long-term Debt	6,678	5,362
	Deferred Income Taxes	5,931	6,110
	Other Long-term Liabilities	1,385	1,525
	Total Liabilities	16,828	16,187

	Shareholders' Equity:
	Common Stock, $1 Par Value	420	438
	Other Capital	471	1,469
	Retained Earnings	8,262	7,427
	Accumulated Other Comprehensive Loss	(376)	(392)
	Total Shareholders' Equity	8,777	8,942

	Total Liabilities and Shareholders' Equity	$ 25,605	$ 25,129

See accompanying Notes to Consolidated Financial Statements on page 6.

CSX Corporation
CONSOLIDATED CASH FLOW STATEMENT (Unaudited)
(Dollars in Millions)
		Nine Months Ended
		Sept. 28,	Sept. 29,
		2007	2006
Operating Activities	Net Earnings	$ 971	$ 963
	Adjustments to Reconcile Net Earnings to Net Cash Provided:
	Depreciation	666	648
	Deferred Income Taxes	154	46
	Non-cash Discontinued Operations (Note c)	(110)	-
	Gain on Insurance Recoveries (Note a)	(19)	(141)
	Insurance Proceeds	10	104
	Other Operating Activities	15	(63)
	Changes in Operating Assets and Liabilities:
	Accounts Receivable	(17)	(133)
	Other Current Assets	(54)	73
	Accounts Payable	64	51
	Income and Other Taxes Payable	153	(61)
	Other Current Liabilities	(15)	(120)
	Net Cash Provided by Operating Activities	1,818	1,367

Investing Activities	Property Additions	(1,195)	(1,204)
	Insurance Proceeds	12	130
	Purchase of Short-term Investments	(2,035)	(1,023)
	Proceeds from Sales of Short-term Investments	1,914	1,072
	Other Investing Activities	(9)	(9)
	Net Cash Used In Investing Activities	(1,313)	(1,034)

Financing Activities	Short-term Debt - Net	(3)	12
	Long-term Debt Issued	2,000	473
	Long-term Debt Repaid	(712)	(499)
	Dividends Paid	(170)	(101)
	Stock Options Exercised	144	237
	Shares Repurchased	(1,609)	(422)
	Other Financing Activities	44	46
	Net Cash Used In Financing Activities	(306)	(254)

Cash and Cash	Net Increase in Cash and Cash Equivalents	199	79
Equivalents
	Cash and Cash Equivalents at Beginning of Period	461	309
	Cash and Cash Equivalents at End of Period	$ 660	$ 388

See accompanying Notes to Consolidated Financial Statements on page 6.

CSX Corporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

Prior periods have been reclassified to conform to the current year presentation.

(a)	Gain on Insurance Recoveries:
CSX recognized a pre-tax gain of $1 million and $15 million for the third quarter of 2007 and 2006, respectively. These gains represent insurance recoveries from claims related to Hurricane Katrina property damage and lost profits. Additional gains are expected in future periods as more cash is collected.

(b)	Income Tax:
•	In the third quarter of 2006, CSX recognized an income tax benefit of $69 million principally related to the resolution of the 1994 – 1996 federal income tax audits.
•	For the nine months of 2006, CSX recognized $110 million of income tax benefits, principally related to the resolution of certain tax matters.

(c)	Discontinued Operations:
In the third quarter of 2007, the Internal Revenue Service completed its review of the Company’s pre-filing agreement, which is an early review of specific transactions.  The company recorded an income tax benefit of $110 million in the third quarter of 2007, primarily associated with the resolution of income tax matters related to former activities of the container shipping and marine service businesses.   This third quarter benefit is recorded as discontinued operations as the Company no longer is active in these businesses.  This benefit is associated with tax basis adjustments, foreign dividends and foreign tax credits from operations over a multi-year period.

CSX Corporation
SURFACE TRANSPORTATION DETAIL(Unaudited)
(Dollars in Millions)

Quarters Ended September 28, 2007 and September 29, 2006

					Surface
	Rail		Intermodal		Transportation
	2007	2006	2007	2006	2007	2006	$ Change
Revenue	$ 2,164	$ 2,054	$ 337	$ 364	$ 2,501	$ 2,418	$ 83
Expense
Labor and Fringe	726	716	20	20	746	736	(10)
Materials, Supplies and Other	455	452	48	45	503	497	(6)
Fuel	305	300	-	-	305	300	(5)
Depreciation	211	205	9	8	220	213	(7)
Equipment and Other Rents	90	101	26	34	116	135	19
Inland Transportation	(111)	(119)	171	182	60	63	3
Gain on Insurance Recoveries	(1)	(15)	-	-	(1)	(15)	(14)
Total Expense	1,675	1,640	274	289	1,949	1,929	(20)
Surface Transportation
Operating Income	$ 489	$ 414	$ 63	$ 75	$ 552	$ 489	$ 63

Surface Transportation
Operating Ratio	77.4%	79.8%	81.3%	79.4%	77.9%	79.8%

Other Operating Income					$ 3	$ -
Consolidated Operating Income					$ 555	$ 489

Nine Months Ended September 28, 2007 and September 29, 2006

					Surface
	Rail		Intermodal		Transportation
	2007	2006	2007	2006	2007	2006	$ Change
Revenue	$ 6,455	$ 6,116	$ 998	$ 1,054	$ 7,453	$ 7,170	$ 283
Expense
Labor and Fringe	2,159	2,109	60	60	2,219	2,169	(50)
Materials, Supplies and Other	1,435	1,325	138	143	1,573	1,468	(105)
Fuel	853	841	-	-	853	841	(12)
Depreciation	634	612	28	28	662	640	(22)
Equipment and Other Rents	264	293	82	98	346	391	45
Inland Transportation	(330)	(346)	507	527	177	181	4
Gain on Insurance Recoveries	(19)	(139)	-	(2)	(19)	(141)	(122)
Total Expense	4,996	4,695	815	854	5,811	5,549	(262)
Surface Transportation
Operating Income	$ 1,459	$ 1,421	$ 183	$ 200	$ 1,642	$ 1,621	$ 21

Surface Transportation
Operating Ratio	77.4%	76.8%	81.7%	81.0%	78.0%	77.4%

Other Operating Income					$ 5	$ 10
Consolidated Operating Income					$ 1,647	$ 1,631

CSX Corporation
SURFACE TRANSPORTATION VOLUME AND REVENUE (Unaudited)
Volume (Thousands); Revenue (Dollars in Millions); Revenue Per Unit (Dollars)

Quarters Ended September 28, 2007 and September 29, 2006
	Volume			Revenue			Revenue Per Unit
	2007	2006	% Change	2007	2006	% Change	2007	2006	% Change
Chemicals	130	133	(2)%	$ 336	$ 313	7%	$ 2,585	$ 2,353	10%
Emerging Markets	128	133	(4)	157	150	5	1,227	1,128	9
Forest Products	87	100	(13)	182	200	(9)	2,092	2,000	5
Agricultural Products	101	102	(1)	190	176	8	1,881	1,725	9
Metals	89	91	(2)	181	176	3	2,034	1,934	5
Phosphates and Fertilizers	89	93	(4)	100	82	22	1,124	882	27
Food and Consumer	52	61	(15)	112	123	(9)	2,154	2,016	7
Total Merchandise	676	713	(5)	1,258	1,220	3	1,861	1,711	9

Coal	441	451	(2)	619	571	8	1,404	1,266	11
Coke and Iron Ore	24	24	-	30	31	(3)	1,250	1,292	(3)
Total Coal	465	475	(2)	649	602	8	1,396	1,267	10

Automotive	102	100	2	198	183	8	1,941	1,830	6

Other	-	-	-	59	49	20	-	-	-
Total Rail	1,243	1,288	(3)	2,164	2,054	5	1,741	1,595	9

International	280	338	(17)	129	158	(18)	461	467	(1)
Domestic	250	226	11	202	198	2	808	876	(8)
Other	-	-	-	6	8	(25)	-	-	-
Total Intermodal	530	564	(6)	337	364	(7)	636	645	(1)

Total Surface Transportation	1,773	1,852	(4)%	$ 2,501	$ 2,418	3%	$ 1,411	$ 1,306	8%

Nine Months Ended September 28, 2007 and September 29, 2006
	Volume			Revenue			Revenue Per Unit
	2007	2006	% Change	2007	2006	% Change	2007	2006	% Change
Chemicals	397	402	(1)%	$ 980	$ 913	7%	$ 2,469	$ 2,271	9%
Emerging Markets	376	401	(6)	458	442	4	1,218	1,102	11
Forest Products	271	309	(12)	553	585	(5)	2,041	1,893	8
Agricultural Products	301	294	2	560	497	13	1,860	1,690	10
Metals	276	280	(1)	539	513	5	1,953	1,832	7
Phosphates and Fertilizers	270	275	(2)	310	265	17	1,148	964	19
Food and Consumer	163	188	(13)	335	361	(7)	2,055	1,920	7
Total Merchandise	2,054	2,149	(4)	3,735	3,576	4	1,818	1,664	9

Coal	1,324	1,353	(2)	1,829	1,685	9	1,381	1,245	11
Coke and Iron Ore	69	68	1	91	89	2	1,319	1,309	1
Total Coal	1,393	1,421	(2)	1,920	1,774	8	1,378	1,248	10

Automotive	330	351	(6)	624	637	(2)	1,891	1,815	4

Other	-	-	-	176	129	36	-	-	-
Total Rail	3,777	3,921	(4)	6,455	6,116	6	1,709	1,560	10

International	872	966	(10)	402	438	(8)	461	453	2
Domestic	706	661	7	580	582	-	822	880	(7)
Other	-	-	-	16	34	(53)	-	-	-
Total Intermodal	1,578	1,627	(3)	998	1,054	(5)	632	648	(2)

Total Surface Transportation	5,355	5,548	(3)%	$ 7,453	$ 7,170	4%	$ 1,392	$ 1,292	8%

CSX Corporation

REVENUE

Third quarter 2007 Surface Transportation revenue represents over five years of quarter-over-quarter revenue gains.  Improved pricing due to the competitive advantage of rail-based transportation solutions and high levels of customer service continued to be the primary drivers of revenue gains offsetting weakness in housing construction and related markets.

Merchandise

Chemicals– Revenue and revenue per unit increases were driven by continued yield management improvements.  While overall volume was down, there were increases in biodiesel and chemicals used in plastics production.  These gains were more than offset by volume declines in chlorine, plastics and petroleum product shipments.

Emerging Markets – Revenue and revenue per unit improved through positive mix changes including an increase in high revenue per unit shipments in military traffic and higher demand in the domestic cement markets due to a reduction in imported cement.  Total volume declined primarily due to lower aggregate shipments, which include crushed stone, sand and gravel, as a result of continued weakness in residential construction.

Forest Products– Revenue was down even with continued yield management initiatives which led to gains in revenue per unit.  Volume declines were seen in lumber and panel shipments driven by the downturn in residential construction.  Volumes were also negatively affected by lower paper production due to electronic media substitution.

Agricultural Products– Pricing gains drove increases in revenue and revenue per unit.  Continued growth in ethanol and feed ingredients were more than offset by weak grain and export volumes driven by higher commodity prices and an increased Southeastern crop which lessened the need for long-haul rail transportation.

Metals– Volume was down as a result of steel production decreases for the quarter primarily due to weakness in the housing market.  This decline was partially offset by strength in steel exports and increased scrap metal shipments due to inventory replenishment.

Phosphates and Fertilizers– Lower global demand for domestically produced phosphates led to lower volume.  This decline was partially offset by higher fertilizer shipments due to increased demand for corn from ethanol products.  Revenue and revenue per unit increased due to pricing and changes in traffic mix.

Food and Consumer– Volume declines in the quarter were driven by decreased demand for building products and reduced shipments of transportation equipment.  Revenue per unit increases were driven by continued pricing gains due to improved service.

Coal
Positive revenue and revenue per unit were influenced by favorable pricing efforts. Volume declined slightly as increased exports were more than offset by utility inventories at target levels and a resulting decrease in domestic coal shipments.

Automotive
Revenue and revenue per unit improved as a result of continued focus on yield management. Volume gains were driven by an increase in year-over-year North American light vehicle production.

Other Rail Revenue
The primary driver of this positive change was the increase in revenue generated by the company’s affiliated businesses.

Intermodal
International– Volumes were lower primarily due to the termination of certain customer contracts, losses due to select steamship carriers withdrawing from certain markets and slower growth from Aisan markets. Also, volume was impacted by the closing of a terminal facility earlier this year.  Despite pricing gains, revenue per unit decreased due to unfavorable mix changes.

Domestic– Revenue and volumes increased due to a new shorter-haul train service.  The unfavorable mix impact on revenue per unit from this new traffic more than offset price gains in the remaining domestic business.

CSX Corporation

EXPENSE

Surface Transportation expenses increased $20 million from last year’s third quarter.  Significant variances are described below.

Labor and Fringe expenses increased $10 million primarily due to the effect of inflation. The increase was partially offset by a reduction in train crew headcount due to lower volume and productivity gains from improved operations.

Materials, Supplies and Other expenses increased $6 million primarily due to inflation. The increase was mostly offset by a decrease in costs associated with the reduction in train accidents and related costs reflecting continued improvement in safety performance.

Fuel expense increased $5 million due to higher fuel prices, mostly offset by increased fuel efficiency as well as lower volume.

Depreciation expense increased $7 million. A larger asset base related to higher capital spending was partially offset by lower depreciation rates resulting from an equipment life study completed earlier this year.

Equipment and Other Rents expense decreased $19 million due to lower volumes and better asset utilization driven by operational fluidity reflected in lower shipment cycle times and cars-on-line measurements.

Gain on Insurance Recoveries of $1 million represents insurance recoveries related to Hurricane Katrina property damage and lost profits.  The $14 million decrease from last year’s quarter is due to timing of cash receipts.

CSX Corporation

RAIL OPERATING STATISTICS(Estimated)

		Third Quarter			Nine Months
				Improvement			Improvement
		2007	2006	(Decline) %	2007	2006	(Decline) %
Coal	Domestic:
(Millions of Tons)	Utility	38.3	40.0	(4)%	115.2	119.8	(4)%
	Other	5.1	5.3	(4)	15.1	15.3	(1)
	Total Domestic	43.4	45.3	(4)	130.3	135.1	(4)
	Export	4.7	3.1	52	13.6	9.5	43
	Total	48.1	48.4	(1)	143.9	144.6	-

Revenue Ton-Miles	Merchandise	33.5	34.6	(3)	102.3	105.1	(3)
(Billions)	Automotive	1.9	1.7	12	5.8	6.2	(6)
	Coal	21.7	21.3	2	64.9	63.6	2
	Intermodal	4.8	5.4	(11)	14.3	15.7	(9)
	Total	61.9	63.0	(2)	187.3	190.6	(2)

Gross Ton-Miles	Total Gross Ton-Miles
(Billions)	(Excludes locomotive gross ton-miles)	113.3	116.6	(3)	344.4	354.7	(3)

Service Measurements	Personal Injury Frequency Index (Per 200,000 Man Hours)	1.24	1.50	17	1.20	1.46	18
	FRA Train Accidents Frequency (Per Million Train Miles)	2.79	3.24	14	2.80	3.48	20

	On-Time Originations	83.1%	76.5%	9	79.0%	75.8%	4
	On-Time Arrivals	76.0%	63.4%	20	69.8%	61.7%	13

	Average System Dwell Time (Hours)	21.9	24.4	10	22.8	24.8	8
	Average Total Cars-On-Line	220,604	225,270	2	222,974	224,310	1

	Average Velocity, All Trains (Miles Per Hour)	21.4	19.8	8	20.6	19.8	4

	Average Recrews (Per Day)	45	55	18	58	58	-%

Resources	Route Miles	21,165	21,207	-
	Locomotives (Owned and long-term leased)	3,925	3,843	2
	Freight Cars (Owned and long-term leased)	96,866	101,662	(5)%

SURFACE TRANSPORTATION FUEL STATISTICS
	Third Quarter		Nine Months
	2007	2006	2007	2006
Diesel No. 2:
Estimated Fuel Consumption (Millions of Gallons)	135	144	429	448
Price Per Gallon (a) (Dollars)	$ 2.25	$ 2.09	$ 1.99	$ 1.88
Impact of Year-to-Year Price Variance on Operating Expense (Dollars in Millions)	$ (22)		$ (47)

(a)	2006 amounts are net of fuel hedge benefits.

CSX Corporation

OTHER INCOME (EXPENSE) (Unaudited)

	Quarters Ended			Nine Months Ended
	Sept. 28,	Sept. 29,		Sept. 28,	Sept. 29,
	2007	2006	$ Change	2007	2006	$ Change
Interest Income	$ 13	$ 10	$ 3	$ 41	$ 29	$ 12
Income from Real Estate and Resort Operations (a)	5	13	(8)	(9)	6	(15)
Minority Interest Expense	(8)	(5)	(3)	(18)	(16)	(2)
Miscellaneous	7	7	-	3	14	(11)
Total	$ 17	$ 25	$ (8)	$ 17	$ 33	$ (16)

(a)
Income from Real Estate and Resort Operations includes the results of operations of the company’s real estate sales, leasing, acquisition, and management and development activities as well as the results of operations from CSX Hotels, Inc., a resort doing business as The Greenbrier, located in White Sulphur Springs, West Virginia.

EMPLOYEE COUNTS (Estimated)

	August	August
	2007	2006	Change
Surface Transportation
Rail	32,635	33,148	(513)
Intermodal	1,004	1,006	(2)
Technology and Corporate	574	574	-
Total Surface Transportation	34,213	34,728	(515)

Resort and Real Estate	1,745	1,712	33
Total	35,958	36,440	(482)